Exhibit 99.1

For Immediate Release

SOLARWINDS CEO KEVIN THOMPSON JOINS BLACKLINE BOARD OF DIRECTORS

Finance & Accounting, Cloud Software Veteran To Help Guide Financial
Automation Software Provider through Next Phase of Growth

LOS ANGELES – Sept. 27, 2017 – Kevin Thompson, CEO of SolarWinds, has joined financial automation software provider BlackLine, Inc.’s (Nasdaq: BL) Board of Directors effective October 1st, 2017. Drawing on his experience as a successful CEO and previously as chief financial officer at several leading technology companies, the seasoned finance professional and cloud software veteran will help guide BlackLine through its next phase of growth. Mr. Thompson will also join the audit committee.

“Kevin is an experienced and respected leader, and we are excited to welcome him to our Board," stated Therese Tucker, BlackLine founder and CEO. "His extensive background in software, operating experience and financial acumen will add tremendous value across our entire organization as we continue to scale the business and drive long-term growth."

Thompson has been president and chief executive officer of SolarWinds since 2010, having previously served as chief financial officer and treasurer since 2006, and as chief operating officer since 2007. Prior to joining SolarWinds, Thompson served as chief financial officer at leading software companies Surgient, SAS Institute and Red Hat. Prior to that, he spent several years as a partner with global accounting and tax advisory firm PricewaterhouseCoopers (now PwC), and 10 years as a senior manager at Arthur Andersen. Thompson also serves on the Board of the publicly-traded educational technology firm Instructure and sits on the SolarWinds Board.

“BlackLine is transforming the way finance and accounting work, bringing unprecedented innovation to an industry that has tremendous opportunity for growth,” said Thompson. “In addition, at SolarWinds, we are fanatical about putting users first in everything we do, and so share a common customer-centric mission and culture with BlackLine. I am honored to be joining the Board of Directors and look forward to working with such an outstanding leadership team.”

About BlackLine

BlackLine is a provider of cloud-based solutions that transform Finance and Accounting (F&A) by automating, centralizing and streamlining financial close operations, intercompany accounting processes and other key F&A processes for large and midsize organizations.  Designed to complement virtually all ERP and other financial systems including SAP, Oracle and NetSuite, BlackLine increases operational efficiency, real-time visibility, control and compliance to ensure end-to-end financial close management and accounting automation from within a single, unified cloud platform.

Enabling customers to move beyond outdated processes and point solutions to a Continuous Accounting model, in which real-time automation, controls and period-end tasks are embedded within day-to-day activities, BlackLine helps companies modernize accounting operations with intelligent automation, ensuring more accurate and insightful financial statements and a more efficient financial close.  Nearly 2,000 companies with users in over 130 countries around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements.

BlackLine is recognized by Gartner as a Leader in its 2017 Magic Quadrant for Cloud Financial Corporate Performance Management (FCPM) and as a pioneer in the cloud market for enhanced financial control and automation of FCPM.

Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit www.blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and develop and sell new features ; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 10, 2017. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Media Contact:
Ashley Dyer
Sr. PR Manager
BlackLine
818-936-7166
ashley.dyer@blackline.com

Investor Relations Contact:
Christine Greany
The Blueshirt Group
858-523-1732
christine@blueshirtgroup.com